                                                                     Exhibit 5.2


                       (Potter Anderson & Corroon L.L.P.)

              April 30, 1998









Orion Capital Trust II
 c/o Orion Capital Corporation
 600 Fifth Avenue
 New York, NY  10020-2302

              Re:   Orion Capital Trust II
                    7.701% Exchange Capital Securities

Ladies and Gentlemen:

              We have acted as special Delaware counsel for Orion Capital Trust II, a Delaware statutory business trust (the "Trust") in connection with that certain Amended and Restated Declaration of Trust (the "Declaration") dated as of February 5, 1998, by and among Orion Capital Corporation, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, and the Administrative Trustees named therein. Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Declaration.

              For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

              1. The Certificate of Trust for the Trust, dated as of February 2, 1998 (the "Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on February 2, 1998;

              2. The original declaration of trust of the Trust, dated as of February 2, 1998, by and among Orion Capital Corporation, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, and the Administrative Trustees named therein, (the "Original Declaration");

              3.   The Declaration;

Orion Capital Trust II
April 30, 1998
Page 2



              4. A Certificate of Good Standing for the Trust, dated April __, 1998, obtained from the Secretary of State;

              5. The Registration Statement on Form S-4 (the "Registration Statement"), including a prospectus with respect to the Trust (the "Prospectus"), relating to, among other things, an Exchange Offer (the "Exchange Offer") involving the issuance by the Trust of the 7.701% Exchange Capital Securities of the Trust representing preferred, undivided beneficial interests in the assets of the Trust (each, a "New Capital Security" and collectively, the "New Capital Securities"), to be offered in exchange for the presently outstanding 7.701% Capital Securities of the Trust (the "Old Capital Securities"), filed by the Sponsor and the Trust with the Securities and Exchange Commission; and

              6.   Copies of the Form New Capital Securities.

              As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us all of which we have assumed to be true, complete and accurate in all material respects. The documents referred to in paragraphs 1, 2, 3, 5 and 6 above are hereinafter collectively referred to as the "Agreements."

              Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

              1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

              2. The New Capital Securities will represent valid, and, subject to the qualifications set forth in number 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

              3. The Holders of the New Capital Securities, as beneficial owners of the New Capital Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the Holders of the New Capital Securities may be obligated to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates representing Trust Securities and the issuance of replacement certificates

Orion Capital Trust II
April 30, 1998
Page 3



representing Trust Securities, (b) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration, and (c) provide indemnity in connection with violations of the Declaration or Federal or state securities laws arising from transfers or exchanges of certificates representing Trust Securities and the issuance of replacement certificates representing Trust Securities.

              All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                   a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                   b. We have assumed the due delivery by each party listed as a party to each document examined by us. We have assumed further the due authorization and execution by each party thereto (exclusive of the Trust) of each document examined by us, and that each of such parties (exclusive of the Trust) has the full corporate, or trust or banking, power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties to each of the Agreements (exclusive of the Trust and the Administrative Trustees) is a corporation, bank, national banking association or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the Agreements to which they are a party do not result in the breach of the terms of, and do not contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                   c. The foregoing opinion regarding the New Capital Securities is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, (iv)

Orion Capital Trust II
April 30, 1998
Page 4



public policy limitations with respect to exculpation, contribution and indemnity provisions, (v) the qualification that enforceability may be limited by a refusal to recognize a purported waiver of any statutory right other than, as a matter of state law in the State courts of the State of Delaware, the right to a trial by jury, (vi) the qualification that provisions requiring the payment of attorneys' fees are enforceable only to the extent such fees are reasonable and less than an amount equal to twenty percent of the amount adjudged owing for principal and interest, and (vii) the qualification that a liquidated damages provision will be enforced only where, at the time of a contract, actual damages may be difficult to determine and the stipulated sum is not so grossly disproportionate to the probable anticipated loss as to be a penalty.

                   d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                   e. We have assumed that the Original Declaration and the Declaration collectively, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust and that the Declaration and the Certificate are in full force and effect.

                   f. We have assumed that no event set forth in Article 8 of the Declaration has occurred.

                   g. We have assumed that the New Capital Securities will be issued and exchanged in accordance with the Exchange Offer, the Declaration, and the Prospectus. We have further assumed the receipt of each Person to whom a New Capital Security is to be issued by the Trust of a certificate for such New Capital Security and the exchange by it of an equivalent liquidation amount of Old Capital Securities in accordance with the Exchange Offer, Declaration, and the Prospectus.

                   h. We note that we have not participated in the preparation, and do not assume responsibility for the contents, of the Registration Statement or the Prospectus.

              We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Exchange Securities" in the Prospectus. In giving the foregoing

Orion Capital Trust II
April 30, 1998
Page 5



consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                            Very truly yours,

                                            s/s Potter Anderson & Corroon L.L.P.